Exhibit 99.1

[LOGO OF GSI COMMERCE(TM)]                                          NEWS RELEASE

                              FOR IMMEDIATE RELEASE
                              ---------------------

FROM:
GSI Commerce, Inc.
935 First Avenue
King of Prussia, PA 19406 USA

CONTACTS:

Michael Conn                                      Greg Ryan
Senior Vice President, Corp. Development          Director, Corp. Communications
tel: 610-491-7002                                 tel: 610-491-7294
e-mail: connm@gsicommerce.com                     e-mail: ryang@gsicommerce.com

--------------------------------------------------------------------------------

             GSI COMMERCE REPORTS FISCAL 2005 THIRD QUARTER RESULTS;
              CONFERENCE CALL SCHEDULED FOR NOV. 16 AT 10 A.M. EST

     KING OF PRUSSIA, Pa., Nov. 15, 2005 - GSI Commerce Inc. (Nasdaq: GSIC) today announced results for the third fiscal quarter ended Oct. 1, 2005, and has scheduled a conference call for Wednesday, Nov. 16, at 10 a.m. EST, to discuss the company's results and expectations for future performance.

NET REVENUES AND MERCHANDISE SALES

     o Net revenues were $84.9 million for the third quarter of fiscal 2005, a 24 percent increase compared to $68.6 million in the same period in fiscal 2004.

     o Merchandise sales were $126.6 million for the third quarter of fiscal 2005, a 26 percent increase compared to $100.2 million in the same period in fiscal 2004. A definition of merchandise sales appears later in this news release under "Non-GAAP Financial Measures."

--------------------------------------------------------------------------------
GSI Commerce, Inc.
935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com /
P 610.265.3229 / F 610.265.2866

GSI Commerce / 3Q05 Operating Results              Page 2          Nov. 15, 2005
--------------------------------------------------------------------------------

COMPONENTS OF NET REVENUES AND MERCHANDISE SALES

     o Net revenues from product sales from the sporting goods category were $38.1 million for the third quarter of fiscal 2005, a 28 percent increase compared to $29.8 million for the same period last year.

     o Merchandise sales from the sporting goods category were $46.5 million for the third quarter of fiscal 2005, a 29 percent increase compared to $36.1 million in the same period last year.

     o Net revenues from product sales from other categories were $30.4 million for the third quarter of fiscal 2005, a 17 percent increase compared to $26.0 million for the same period last year.

     o Merchandise sales from other categories were $80.2 million for the third quarter of fiscal 2005, a 25 percent increase compared to $64.1 million in the same period last year.

     o Service fee revenues were $16.4 million in the third quarter of fiscal 2005, a 29 percent increase compared to $12.7 million in the same period last year.

NET LOSS, EPS AND ADJUSTED EBITDA

     o Net loss was $4.5 million or $0.10 per share for the third quarter of fiscal 2005, compared to a net loss of $3.0 million, or $0.07 per share in the same period last year.

     o Adjusted EBITDA was approximately break even for the third quarter of fiscal 2005, compared to an adjusted EBITDA loss of $0.1 million in the same period last year. A definition of adjusted EBITDA appears later in this news release under "Non-GAAP Financial Measures."

GROSS PROFIT AND OPERATING EXPENSES

     o Gross profit was $34.2 million in the third quarter of fiscal 2005, an increase of 29 percent compared to $26.4 million in the same period last year.

     o Gross margin was 40.3 percent in the third quarter of fiscal 2005, an increase of 180 basis points from 38.5 percent in the same period last year.

--------------------------------------------------------------------------------
GSI Commerce, Inc.
935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com /
P 610.265.3229 / F 610.265.2866

GSI Commerce / 3Q05 Operating Results              Page 3          Nov. 15, 2005
--------------------------------------------------------------------------------

     o Total operating expenses were $38.7 million for the third quarter of fiscal 2005, a 31 percent increase compared to $29.6 million for the same period last year.

     o Total operating expenses, as a percentage of net revenues, increased to 45.6 percent in the third quarter of fiscal 2005 compared to 43.0 percent in the third quarter of fiscal 2004.

     o Total operating expenses of $38.7 million, as a percentage of merchandise sales of $126.6 million, were 30.6 percent in the third quarter of fiscal 2005. This compared to total operating expenses of $29.6 million in the same period last year, which as a percentage of merchandise sales of $100.2 million, was 29.5 percent.

BALANCE SHEET

     The company's cash, cash equivalents and marketable securities at the end of the third fiscal quarter of 2005 were $112.2 million compared to $75.4 million at the end of fiscal year 2004, and $45.5 million at the end of third fiscal quarter of 2004.

MANAGEMENT COMMENTARY

     "We are pleased to have resolved the issues that caused us to delay the release of our 2005 fiscal third quarter operating results and suggest that investors read the separate press release that we issued today that discusses the resolution of these matters," said Michael G. Rubin, chairman and CEO of GSI Commerce. "As for our third quarter results, net revenues for the fiscal third quarter exceeded the high end of our guidance range and gross margins were solid. This demonstrates the strength of our underlying business. As previously announced, our adjusted EBITDA and net income were below our guidance due to the cost of partner launches in the second half of fiscal 2005 being greater than our original expectations and, to a lesser extent, because of modest delays in actual launch dates. We are excited to have launched six new sites for five partners between September and November and we look forward to their future contribution.

     "For the full year, we expect net revenues to be approximately $432 million and net income to be approximately $5.0 million. Our net income guidance is modestly lower than the guidance of $5.5 million to $6.5 million that we issued on Oct. 26, primarily due to one launch that we had

--------------------------------------------------------------------------------
GSI Commerce, Inc.
935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com /
P 610.265.3229 / F 610.265.2866

GSI Commerce / 3Q05 Operating Results              Page 4          Nov. 15, 2005
--------------------------------------------------------------------------------

previously planned for November 2005 being moved to January 2006, and additional professional fees related to the resolution of the two previously disclosed matters that caused the delay of our operating results. We do not expect these issues to have an impact on fiscal 2006."

Key Events Since July 27, 2005

     o The company launched new e-commerce operations for RadioShack, Bath & Body Works, Levi's Brand, C.C. Filson & Co. and two online stores for Zale Corporation - Zales and Bailey Banks & Biddle.

     o The company signed a new long-term extension of an agreement with one of its partners in the health and beauty category for the continued outsourcing of that partner's e-commerce operations.

     o The company signed a multiyear agreement to provide a new partner in the home category with an e-commerce solution that includes core technology platform, fulfillment services and customer care operations. The partner is expected to launch its new e-commerce operation during the first quarter of 2006. Revenues from the new partner will be recorded as service fees. The addition of this new partner brings the total number of new partners announced in fiscal 2005 to 10.

     o The company named Robert Wuesthoff to the position of executive vice president of global operations. Wuesthoff heads the company's fulfillment, customer care and business operations, and reports to Robert Blyskal, the company's president and chief operating officer.

NON-GAAP FINANCIAL MEASURES

     This news release contains the non-GAAP measures merchandise sales, certain ratios that use merchandise sales and adjusted EBITDA. Merchandise sales represent the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not the company is the seller of the merchandise, or records the full amount of such sales on its financial statements. Merchandise sales also include product sales related to Aspherio. GSI Commerce uses merchandise sales as a metric for operating its business. Variable costs such as fulfillment and customer service labor

--------------------------------------------------------------------------------
GSI Commerce, Inc.
935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com /
P 610.265.3229 / F 610.265.2866

GSI Commerce / 3Q05 Operating Results              Page 5          Nov. 15, 2005
--------------------------------------------------------------------------------

expense, order processing costs such as credit card and bank processing fees and organizational costs such as business management are related to the amount of sales made through GSI Commerce's platform, whether or not GSI Commerce records the revenue from such sales. GSI Commerce believes that investors will have a more thorough understanding of its historical expenses and expense trends if they have visibility to GAAP net revenue as well as the non-GAAP financial measure merchandise sales and the percentages that such expenses bear to net revenues and merchandise sales.

     GSI Commerce also uses adjusted EBITDA, which represents earnings (or losses) before interest income/expense, taxes, depreciation, amortization, and stock-based compensation. GSI Commerce uses adjusted EBITDA as a means to evaluate its performance period to period without taking into account certain expenses, particularly stock-based compensation expense, which may fluctuate materially due to fluctuations in the price of GSI Commerce's common stock both on a quarterly and annual basis, and does not consistently reflect GSI Commerce's results from its core business activities.

     These financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measures as required under Securities and Exchange Commission rules and are contained later in this release.

THIRD QUARTER 2005 CONFERENCE CALL

     GSI Commerce has scheduled a conference call on Nov. 16, at 10 a.m. EST to discuss the company's fiscal 2005 third quarter results and expectations for future performance. For access to the conference call, please call the toll-free conference number, 1-866-383-8009, by 9:45 a.m. EST, on Nov. 16. The conference passcode is "65840638." Alternatively, to listen to the call live on the Web, go to the GSI Commerce Web site, www.gsicommerce.com, and click on the link provided on the home page. Please do this at least 15 minutes prior to the call (9:45 a.m. EST) to register, download and install any necessary audio software. The conference call also

--------------------------------------------------------------------------------
GSI Commerce, Inc.
935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com /
P 610.265.3229 / F 610.265.2866

GSI Commerce / 3Q05 Operating Results              Page 6          Nov. 15, 2005
--------------------------------------------------------------------------------

will be broadcast live on the Web through CCBN StreetEvents (www.streetevents.com). For those who cannot listen to the live Webcast, a telephone replay of the conference call will be available one hour after the completion of the call and remain available through Dec. 16. Access to a recording of the conference call can be made by calling toll-free, 1-888-286-8010. The telephone replay passcode is "82149080." In addition, access to an audio replay of the conference call's Webcast can be found on the home page of the GSI Commerce Web site. Access to the audio replay of the Webcast also will remain available through Dec. 16.

ABOUT GSI COMMERCE

     GSI Commerce is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of three components: core technology, supporting infrastructure and partner services. We either operate, or will operate pursuant to signed agreements, all or portions of the e-commerce businesses for approximately 50 partners.

FORWARD-LOOKING STATEMENTS

     All statements made in this release and to be made in GSI Commerce's fiscal 2005 third quarter conference call, including those in the tape recording, live audio and live Webcast of the call, other than statements of historical fact, are or will be forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "would," "should," "guidance," "potential," "continue," "project," "forecast," "confident," "prospects," and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce and the industries and markets in which GSI Commerce operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce's business, financial condition and operating results include the effects of changes in the economy, the impact of FASB 123(R), consumer spending, the financial markets and the industries in which GSI Commerce and its

--------------------------------------------------------------------------------
GSI Commerce, Inc.
935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com /
P 610.265.3229 / F 610.265.2866

GSI Commerce / 3Q05 Operating Results              Page 7          Nov. 15, 2005
--------------------------------------------------------------------------------

partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by GSI Commerce.

                                     - end -

--------------------------------------------------------------------------------
GSI Commerce, Inc.
935 First Avenue, King of Prussia, PA 19406 / www.gsicommerce.com /
P 610.265.3229 / F 610.265.2866

                       GSI COMMERCE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (Unaudited)

                                                                                                     JANUARY 1,      OCTOBER 1,
                                                                                                        2005           2005
                                                                                                   -------------   -------------
                                                                                                   (as restated)
                                               ASSETS
Current assets:
  Cash and cash equivalents                                                                        $      20,064   $      16,672
  Marketable securities                                                                                   55,359          95,498
  Accounts receivable, net of allowance of $408 and $346                                                  14,734          13,661
  Inventory                                                                                               37,773          33,935
  Prepaid expenses and other current assets                                                                2,382           3,498
                                                                                                   -------------   -------------
     Total current assets                                                                                130,312         163,264
Property and equipment, net                                                                               74,387          85,987
Goodwill                                                                                                  13,453          13,932
Equity investments and other                                                                               2,847           1,569
Other assets, net of accumulated amortization of $4,416 and $6,358                                        10,824          11,413
                                                                                                   -------------   -------------
     Total assets                                                                                  $     231,823   $     276,165
                                                                                                   =============   =============
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                                 $      58,023   $      31,817
  Accrued expenses and other                                                                              31,842          25,439
  Deferred revenue                                                                                         9,370           6,400
  Current portion - long-term debt and other                                                                 971             629
                                                                                                   -------------   -------------
     Total current liabilities                                                                           100,206          64,285
Convertible notes                                                                                              -          57,500
Long-term debt and other                                                                                  13,564          13,241
                                                                                                   -------------   -------------
     Total liabilities                                                                                   113,770         135,026

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par value, 4,990,000 shares authorized; 0 shares issued and outstanding
   as of January 1, 2005 and October 1, 2005.                                                                  -               -
  Common stock, $0.01 par value, 90,000,000 shares authorized; 41,584,061 and 44,405,525 shares issued as of January 1, 2005 and October 1, 2005, respectively; 41,582,851 and 44,405,322
   shares outstanding as January 1, 2005 and October 1, 2005, respectively                                   416             444
  Additional paid in capital                                                                             294,471         328,638
  Accumulated other comprehensive loss                                                                      (104)         (2,174)
  Accumulated deficit                                                                                   (176,730)       (185,769)
                                                                                                   -------------   -------------
     Total stockholders' equity                                                                          118,053         141,139
                                                                                                   -------------   -------------
     Total liabilities and stockholders' equity                                                    $     231,823   $     276,165
                                                                                                   =============   =============

                       GSI COMMERCE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                           THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                      ----------------------------   ----------------------------
                                                                      OCTOBER 2,        OCTOBER 1,     OCTOBER 2,      OCTOBER 1,
                                                                         2004             2005           2004            2005
                                                                      -------------    -----------   -------------    -----------
                                                                      (as restated)                  (as restated)
Revenues:
  Net revenues from product sales                                     $      55,873    $    68,484   $     165,882    $   220,294
  Service fee revenues                                                       12,715         16,422          33,663         47,844
                                                                      -------------    -----------   -------------    -----------
     Net revenues                                                            68,588         84,906         199,545        268,138
Cost of revenues from product sales                                          42,171         50,724         123,243        165,749
                                                                      -------------    -----------   -------------    -----------
     Gross profit                                                            26,417         34,182          76,302        102,389
                                                                      -------------    -----------   -------------    -----------
Operating expenses:
  Sales and marketing, exclusive of $385, $699, $1,075 and $1,808
     reported below as stock-based compensation expense                      16,818         21,667          51,182         63,755
  Product development, exclusive of $1, $151, $3 and $375 reported
     below as stock-based compensation expense                                5,137          7,414          14,165         20,439
  General and administrative, exclusive of ($2), $236, $86 and $391
     reported below as stock-based compensation expense                       4,499          4,852          12,794         14,596
  Stock-based compensation                                                      384          1,086           1,164          2,574
  Depreciation and amortization                                               2,733          3,693           7,978         10,433
                                                                      -------------    -----------   -------------    -----------
     Total operating expenses                                                29,571         38,712          87,283        111,797
                                                                      -------------    -----------   -------------    -----------
Other (income) expense:
     Interest expense                                                           244            788             298          1,434
     Interest income                                                           (423)        (1,015)           (955)        (1,834)
     Other (income) expense                                                      66            237              66             31
                                                                      -------------    -----------   -------------    -----------
        Total other (income) expense                                           (113)            10            (591)          (369)
                                                                      -------------    -----------   -------------    -----------
Net loss                                                              $      (3,041)   $    (4,540)  $     (10,390)   $    (9,039)
                                                                      =============    ===========   =============    ===========
Loss per share - basic and diluted:
  Net loss                                                            $       (0.07)   $     (0.10)  $       (0.25)   $     (0.21)
                                                                      =============    ===========   =============    ===========
Weighted average shares outstanding - basic and diluted                      41,081         44,203          40,980         42,805
                                                                      =============    ===========   =============    ===========

                       GSI COMMERCE, INC. AND SUBSIDIARIES
               ADJUSTED EBITDA AND RECONCILIATION TO GAAP RESULTS
                                 (In thousands)
                                   (Unaudited)

                                                                           THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                      ----------------------------   ----------------------------
                                                                        OCTOBER 2,      OCTOBER 1,     OCTOBER 2,      OCTOBER 1,
                                                                          2004            2005           2004            2005
                                                                      -------------    -----------   -------------    -----------
Adjusted EBITDA:
  Net gain (loss) excluding interest income and expense,
   taxes and charges
   for stock-based compensation and depreciation and amortization     $        (103)   $        12   $      (1,905)   $     3,568
                                                                      =============    ===========   =============    ===========

Reconciliation of Adjusted EBITDA to GAAP results:
  Adjusted EBITDA                                                     $        (103)   $        12   $      (1,905)   $     3,568
  Interest expense                                                              244            788             298          1,434
  Interest income                                                              (423)        (1,015)           (955)        (1,834)
  Taxes                                                                           -              -               -              -
  Stock-based compensation                                                      384          1,086           1,164          2,574
  Depreciation and amortization                                               2,733          3,693           7,978         10,433
                                                                      -------------    -----------   -------------    -----------
  Net loss                                                            $      (3,041)   $    (4,540)  $     (10,390)   $    (9,039)
                                                                      =============    ===========   =============    ===========

                       GSI COMMERCE, INC. AND SUBSIDIARIES
            MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
                             (Dollars in thousands)
                                   (Unaudited)

                                                                 THREE            THREE
                                                              MONTHS ENDED    MONTHS ENDED
                                                               OCTOBER 2,      OCTOBER 1,      VARIANCE
                                                                 2004            2005           AMOUNT           %
                                                             -------------   -------------   -------------   --------
Merchandise sales (1) - (a non-GAAP financial measure):
    Category:
      Sporting goods                                         $      36,149   $      46,456   $      10,307         29%
      Other                                                         64,084          80,176          16,092         25%
                                                             -------------   -------------   -------------   --------
        Total merchandise sales (1) - (a non-GAAP
         financial measure)                                  $     100,233   $     126,632   $      26,399         26%
                                                             =============   =============   =============   ========
Net revenues - (GAAP basis):
  Net revenues from product sales:
    Category:
      Sporting goods                                         $      29,833   $      38,111   $       8,278         28%
      Other                                                         26,040          30,373           4,333         17%
                                                             -------------   -------------   -------------   --------
        Total net revenues from product sales                       55,873          68,484          12,611         23%

  Service fee revenues
                                                                    12,715          16,422           3,707         29%
                                                             -------------   -------------   -------------   --------
        Total net revenues - (GAAP basis)                    $      68,588   $      84,906   $      16,318         24%
                                                             =============   =============   =============   ========

Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
    Category:
      Sporting goods                                         $      36,149   $      46,456   $      10,307         29%
      Other                                                         64,084          80,176          16,092         25%
                                                             -------------   -------------   -------------   --------
        Total merchandise sales (1) - (a non-GAAP
         financial measure)                                        100,233         126,632          26,399         26%
    Less:
    Sales by partners (2):
    Category:
      Sporting goods                                                (6,316)         (8,345)         (2,029)        32%
      Other                                                        (38,044)        (49,803)        (11,759)        31%
                                                             -------------   -------------   -------------   --------
        Total sales by partners (2)                                (44,360)        (58,148)        (13,788)        31%
    Add:
    Service fee revenues
                                                                    12,715          16,422           3,707         29%
                                                             -------------   -------------   -------------   --------
        Net revenues - (GAAP basis)                          $      68,588   $      84,906   $      16,318         24%
                                                             =============   =============   =============   ========

(1) Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements. It also includes product sales related to Aspherio.

(2) Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

                       GSI COMMERCE, INC. AND SUBSIDIARIES
            MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
                             (Dollars in thousands)
                                   (Unaudited)

                                                                 NINE            NINE
                                                              MONTHS ENDED    MONTHS ENDED
                                                               OCTOBER 2,      OCTOBER 1,      VARIANCE
                                                                 2004            2005           AMOUNT           %
                                                             -------------   -------------   -------------   --------
Merchandise sales (1) - (a non-GAAP financial measure):
    Category:
      Sporting goods                                         $     109,147   $     145,346   $      36,199         33%
      Other                                                        166,554         254,288          87,734         53%
                                                             -------------   -------------   -------------   --------
        Total merchandise sales (1) - (a non-GAAP
         financial measure)                                  $     275,701   $     399,634   $     123,933         45%
                                                             =============   =============   =============   ========
Net revenues - (GAAP basis):
  Net revenues from product sales:
    Category:
      Sporting goods                                         $      95,082   $     119,797   $      24,715         26%
      Other                                                         70,800         100,497          29,697         42%
                                                             -------------   -------------   -------------   --------
        Total net revenues from product sales                      165,882         220,294          54,412         33%

  Service fee revenues                                              33,663          47,844          14,181         42%
                                                             -------------   -------------   -------------   --------
        Total net revenues - (GAAP basis)                    $     199,545   $     268,138   $      68,593         34%
                                                             =============   =============   =============   ========

Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
    Category:
      Sporting goods                                         $     109,147   $     145,346   $      36,199         33%
      Other                                                        166,554         254,288          87,734         53%
                                                             -------------   -------------   -------------   --------
        Total merchandise sales (1) - (a non-GAAP
         financial measure)                                        275,701         399,634         123,933         45%

    Less:
    Sales by partners (2):
    Category:
      Sporting goods                                               (14,065)        (25,549)        (11,484)        82%
      Other                                                        (95,754)       (153,791)        (58,037)        61%
                                                             -------------   -------------   -------------   --------
      Total sales by partners (2)                                 (109,819)       (179,341)        (69,522)        63%
   Add:
    Service fee revenues                                            33,663          47,844          14,181         42%
                                                             -------------   -------------   -------------   --------
        Net revenues - (GAAP basis)                          $     199,545   $     268,138   $      68,593         34%
                                                             =============   =============   =============   ========

(1) Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements. It also includes product sales related to Aspherio.

(2) Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

                       GSI COMMERCE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                         NINE MONTHS ENDED
                                                                  -------------------------------
                                                                    OCTOBER 2,       OCTOBER 1,
                                                                      2004              2005
                                                                  --------------   --------------
                                                                   (as restated)
Cash Flows from Operating Activities:
  Net loss                                                        $      (10,390)  $       (9,039)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                                          7,978           10,433
    Stock-based compensation                                               1,164            2,574
    Gain on exchange of note receivable                                       (6)               -
  Changes in operating assets and liabilities:
    Accounts receivable, net                                              (4,584)           1,325
    Inventory                                                             (4,394)           3,838
    Prepaid expenses and other current assets                                (30)          (1,021)
    Notes receivable                                                        (195)               -
    Other assets, net                                                       (204)             229
    Accounts payable and accrued expenses and other                         (820)         (31,657)
    Deferred revenue                                                      (4,040)          (2,970)
                                                                  --------------   --------------
    Net cash used in operating activities                                (15,521)         (26,288)
                                                                  --------------   --------------
Cash Flows from Investing Activities:
  Acquisition of a controlling interest of a
   business, net of cash acquired                                              -             (440)
  Acquisition of property and equipment                                  (26,596)         (23,178)
  Payments received on notes receivable                                    3,246                -
  Other deferred cost                                                          -             (347)
  Cash paid for equity investment                                              -             (136)
  Purchases of marketable securities                                     (29,188)        (116,971)
  Sales of marketable securities                                          29,230           76,525
                                                                  --------------   --------------
    Net cash used in investing activities                                (23,308)         (64,547)
                                                                  --------------   --------------
Cash Flows from Financing Activities
  Proceeds from convertible notes                                              -           57,500
  Debt issuance costs paid                                                     -           (2,588)
  Repayments of loan                                                           -             (339)
  Repayments of capital lease obligations                                      -             (378)
  Proceeds from mortgage note                                             13,000                -
  Repayments of mortgage note                                                (20)            (110)
  Proceeds from sales of common stock                                          -           28,205
  Equity issuance costs paid                                                   -           (1,838)
  Proceeds from exercise of common stock options                           1,973            6,995
                                                                  --------------   --------------
    Net cash provided by financing activities                             14,953           87,447
                                                                  --------------   --------------
Effect of exchange rate changes on cash and cash equivalents                   -               (4)
                                                                  --------------   --------------
Net decrease in cash and cash equivalents                                (23,876)          (3,392)
Cash and cash equivalents, beginning of period                            38,808           20,064
                                                                  --------------   --------------
Cash and cash equivalents, end of period                          $       14,932   $       16,672
                                                                  ==============   ==============